THIRD AMENDMENT
TO THE AMENDED AND RESTATED PREFERRED DISTRIBUTOR AGREEMENT

This Third Amendment to the Amended and Restated Preferred Distributor Agreement (this "Third Amendment") is entered into as of March 27th, 2024 (the "Third Amendment Effective Date") by and among Bloom Energy Corporation ("Bloom Corp"), a corporation established under the laws of the State of Delaware, United States of America, Bloom SK Fuel Cell, LLC ("JV"), a limited liability company organized under the laws of the Republic of Korea, and SK ecoplant Co., Ltd. (f/k/a SK Engineering & Construction Co., Ltd.) ("Distributor"), a corporation established under the laws of the Republic of Korea. Each of Bloom Corp, JV and Distributor are referred to herein as a "Party," and together, as the "Parties."

RECITALS

WHEREAS, Bloom Corp develops, manufactures and supplies certain Products in connection with electric power facilities. Distributor is experienced and engaged in the business of engineering, procuring, and constructing electric power facilities on a turnkey basis, including the distribution of electric power generation components integrated into such facilities;

WHEREAS, Bloom Corp and Distributor entered into a preferred distributor agreement dated November 14, 2018 (the "PDA");

WHEREAS, Bloom Corp and Distributor agreed to amend the PDA on the terms of an amendment agreement dated December 19, 2018, an amendment agreement dated January 30, 2019 and a joinder and amendment agreement dated April 17, 2020 pursuant to which JV became a party to the PDA (such amendments, collectively, the "Amendments");

WHEREAS, the Parties amended and restated the PDA in its entirety on October 23, 2021 (such amended and restated PDA, the "Original ARPDA") providing, in Section 2e, for a 450 MW take or pay commitment of Distributor during a 3-year period from 2022 through 2024;

WHEREAS, the Parties agreed to amend the Original ARPDA on the terms of the First Amendment dated September 29, 2023 and the Second Amendment dated December 21, 2023 (the Original ARPDA as amended by the First Amendment and the Second Amendment, the "ARPDA");

WHEREAS, the Parties wish to set forth updated Resale Terms and Conditions in order to reflect the rearrangement between Parties to accommodate lately promulgated or amended rules and regulation relevant to the Products; and

WHEREAS, the Parties wish to modify certain other provisions of the ARPDA as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

I. The definition of the "Customer" in Section 1(a) of the ARPDA (Definitions) shall be restated as follows:

"""Customer" means (i) any third party that obtains a Product integrated into a stationary solid oxide fuel cell power facility in the Territory for the purpose of generating electricity, and not for further distribution or resale, and (ii) Second Distributor."

The definition of the "Second Distributor" in Section 1(a) of the ARPDA (Definitions) shall be restated as follows:

"""Second Distributor" means SK Eternix Co., Ltd.."

II. Section 2(f) of the ARPDA (Second Distributor) is deleted in its entirety and shall be amended and restated as follows:

"(f) Second Distributor. The Parties acknowledge that: (a) Company and Second Distributor have entered into the Second Distribution Agreement; and (b) the Parties and Second Distributor have entered into the Tri-Party Agreement. The Parties agree that, notwithstanding anything in this Agreement to the contrary, including without limitation Section 2 hereof, Second Distributor may serve as a distributor of Company in the Territory and Company may supply Products and Ancillary Equipment to Second Distributor for Projects in the Territory, in each case without any obligation to notify or receive the consent of Distributor. The Parties further agree that, notwithstanding anything in this Agreement to the contrary, including without limitation Section 2 hereof, Distributor may sell Products to (a) the Second Distributor and/or (b) any third party subject to the Company's prior written consent.

Product and Ancillary Equipment purchases by Second Distributor shall not, however, be credited towards Distributor's take-or-pay purchase obligations under this Agreement. The Parties agree that all disputes related to or arising out of Company's relationship with Second Distributor or any supply or service transaction conducted between Company and Second Distributor shall be exclusively and finally resolved pursuant to the terms and conditions of the Tri-Party Agreement."

III. Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to them in the ARPDA.

IV. Except as specifically set forth herein, all terms and provisions of the ARPDA shall remain in full force and effect as originally written, and all references to the ARPDA hereafter made shall refer to such ARPDA as amended hereby. In the event of a conflict between the terms of this Third Amendment and the ARPDA, the terms of this Third Amendment shall control.

V. This Third Amendment is governed by and interpreted in accordance with the laws of the State of California and the United States of America, without reference to conflicts of laws principles and excluding the United Nations Convention on Contracts for the Sale of Goods.

BLOOM CORP

BLOOM ENERGY CORPORATION

By: Greg Cameron

Name: Greg Cameron

Title: President and Chief Financial Officer

JV

BLOOM SK FUEL CELL, LLC

By: ______________________________

Name: Satish Chitoori

Title: Representative Director

DISTRIBUTOR

SK ECOPLANT CO., LTD

By: ______________________________

Name: Junghun (Roy) Kim

Title: Executive Vice President,
Solution Business Unit